UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 8, 2011

AMERICAN EAGLE ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada	333-143626	20-8642477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North 27th Street, Suite 21G, Billings, MT 59101
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (406) 294-0765

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2011, we executed an Agreement and Plan of Merger with Eternal Energy Corp. and its newly formed, wholly-owned subsidiary, Eternal Sub Corp., into which we will merge.  We currently expect that, immediately following the closing of the merger, the resulting company, through a reverse split, will reduce the number of outstanding shares of common stock that will result from the merger.  In addition, we anticipate that the resulting company will file an application to list its common stock on a senior exchange.

The closing of the merger is subject to, among other items, (i) the registration of the common stock to be issued by Eternal energy to our stockholders and (ii) the approval of the transaction by our stockholders.  The ratio of stockholdings between the companies at the closing of the merger, exclusive of any presently outstanding options, will be 80% to our legacy stockholders and 20% to Eternal Energy’s legacy stockholders.  We currently anticipate that the merger will close in early summer, following regulatory approval of Eternal Energy’s anticipated filings and approval by our stockholders.

On April 12, 2011, we issued a press release announcing the execution of the Agreement and Plan of Merger.  A copy of the press release is included with this filing as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
99.1*	Press Release dated April 12, 2011, announcing the execution of the Agreement and Plan of Merger.

___________

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2011	AMERICAN EAGLE ENERGY INC.

	By:	/s/ Richard Findley
Richard Findley
President